Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

COMPUCREDIT CORPORATION

(As Amended Through May 9, 2006)

ARTICLE I

OFFICES

Section 1.1. Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose office is identical with such registered office.

Section 1.2. Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDERS

Section 2.1. Place of Meetings. Meetings of the shareholders may be held on the call of the Board of Directors at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to a waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

Section 2.2. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date within 180 days following the close of the Corporation’s fiscal year as the Board of Directors may by resolution provide. In the event that such annual meeting is not held within the period designated pursuant to this Section 2.2, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders’ meetings.

Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time by at least one-third of the Directors serving at the time or by the Chairman of the Board (if there shall be one). A special meeting of the shareholders shall also be called if the holders of at least twenty-five percent (25%) of the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A special meeting called pursuant to this Section 2.3 shall be held at such place, either within or without the State of Georgia, as is stated in the notice thereof.

Section 2.4. Notice of Meetings. A written or printed notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by or at the direction of the Chairman of the Board or other person or persons calling the meeting, to each holder of record of stock of the Corporation at the time entitled to vote, at his or her address as it appears upon the records of the Corporation, not less than ten (10) nor more that sixty (60) days prior to such meeting. Notice of such meeting may be waived by any shareholder as contemplated in Section 4.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code (the “Code”) requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the shareholders shall not be required if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting as may be required pursuant to Section 2.7 hereof, in which case notice shall be given in the manner provided in this Section 2.4.

Section 2.5. Quorum and Shareholder Vote. Unless otherwise provided by the Articles of Incorporation, a quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 2.7 hereof. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.7 hereof.

Section 2.6. Voting of Shares. Except as may otherwise be provided by the Corporation’s Articles of Incorporation (“Articles of Incorporation”), each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If a quorum is present, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless these Bylaws, the Articles of Incorporation or the Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide.

Section 2.7. Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned except that if the meeting is adjourned to a date more than 120 days after the date of the original meeting, the Board of Directors must fix a new record date and provide notice of the adjourned meeting to persons who are shareholders of the Corporation on the new record date. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

Section 2.8. Inspectors of Election. One or more inspectors of election shall be appointed by the Board of Directors before or at each meeting of the shareholders of the Corporation at which an election of Directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors shall refuse to act or fail to attend, then the Secretary of the Corporation (or, if he not be present, the secretary of the meeting) shall act as the inspector of election for the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.

Section 2.9. Action of Shareholders Without a Meeting. Subject to such further conditions as may be required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

Section 2.10. List of Shareholders. A complete list of the shareholders entitled to vote at an ensuing meeting of shareholders arranged in alphabetical order with the address of, and the number and class and series, if any, of voting shares held by each shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger, and shall be produced and kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this Section 2.10 have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 2.11. Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.11. The nomination by a shareholder of any person for election as a Director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and (b) above and shall be permitted only upon compliance with the requirements of this Section 2.11.

In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) in the case of the nomination of a person as a Director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of such annual meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.12. Proxies. A shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy duly executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting. If the validity of any proxy is questioned, it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference by the secretary of the meeting in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

Section 2.13. Conduct of Shareholders’ Meetings. The Chairman of the Board, or if there is not one, such other person as shall be designated by the Board of Directors from time to time, shall preside as chairman at shareholders’ meetings and shall establish such reasonable procedures for the conduct of shareholders’ meetings as such officer deems to be necessary or appropriate, subject to the authority of the Board of Directors to appoint a different presiding officer and to establish additional or different procedures.

ARTICLE III

DIRECTORS

Section 3.1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any restrictions imposed by law, by the Articles of Incorporation, by these Bylaws or by agreements among the shareholders that are otherwise lawful.

Section 3.2. Number, Election and Term of Directors. The number of Directors of the Corporation shall be not less than five (5), the precise number to be fixed by resolution of the Board of Directors from time to time. Unless otherwise permitted by the Code, Directors shall be natural persons who are 18 years of age or older. At each annual meeting the shareholders shall elect the Directors as set forth in Section 2.6. Each Director, except in case of death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

Section 3.3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary. The Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors, and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board (if there shall be one), by the President, or by at least one-third of the Directors serving at that time, and written notice of the date, time and place of such meetings shall be given to each Director by first class mail at least seven (7) days before the meeting or by telephone, telegraph, cablegram, facsimile or in person at least two (2) days before the meeting. Any Director may waive notice required to be given of a meeting, either before or after the meeting, and shall be deemed to have waived notice if she or he is present at or participates in such meeting unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

Section 3.4. Quorum; Vote Requirement. The presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

Section 3.5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

Section 3.6. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, subject to such limitations as may be imposed from time to time by the Code. A majority of any such committee may determine its action, fix the date, time and place of its meetings and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

Section 3.7. Removal. Any or all Directors may be removed from office at any time with or without cause by affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders’ meeting with respect to which notice of such purpose has been given, and a removed Director’s successor may be elected at the same meeting to serve the unexpired term.

Section 3.8. Compensation. Directors may receive such compensation for their services as Directors as the Board of Directors or the shareholders may from time to time have fixed by vote. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

Section 3.9. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

Section 3.10. Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

Section 3.11. Telephone Conference Calls. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

ARTICLE IV

NOTICE AND WAIVER

Section 4.1. Procedure. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Sections 2.4 or 3.3 for any shareholder or Director, respectively. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent first-class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or Director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

Section 4.2. Waiver. Notice of a meeting need not be given to any shareholder or Director who signs a waiver of such notice, in person or by proxy, either before or after the meeting. Unless otherwise required by law or by these Bylaws, neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when such shareholder or Director attends such meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

ARTICLE V

OFFICERS

Section 5.1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and such other officers or assistant officers as elected by the Board of Directors, who may include without limitation a Treasurer, a General Counsel and one or more Vice-Presidents or Assistant Secretaries. Any two or more offices may be held by the same person.

Section 5.2. Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

Section 5.3. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be subject to the control of the Board of Directors and shall have general control and supervision over the policies of the Corporation. He shall preside at all meetings unless the Board of Directors shall determine otherwise.

Section 5.4. President. The President shall, under the direction of the Chairman of the Board and the Board of Directors, supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or any duly authorized committee thereof.

Section 5.5. Chief Financial Officer. The Chief Financial Officer shall have custody and be responsible for all funds, securities and all financial books and records of the Corporation, and shall have such further powers and duties as shall be incident thereto and as otherwise conferred on him by the Board of Directors.

Section 5.6. Secretary and Assistant Secretaries. The Secretary shall issue notice for and keep the minutes of all meetings of the shareholders and the Directors and shall have custody of the corporate seal and of all corporate books, stock books and other like records of the Corporation. The Secretary shall also be responsible for authenticating records of the Corporation and shall make such reports and shall have such further powers and duties as shall be incident to his office.

Any Assistant Secretary or any other officer, employee or agent designated by the Board of Directors, the Chairman of the Board or the President, may, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

Section 5.7. Treasurer. The Treasurer shall be responsible for the capital structure of the Corporation and for assuring adequate liquidity of business operations. He shall have such further powers and duties as shall be incident thereto and as otherwise conferred on him by the Board of Directors.

Section 5.8. Vice-Presidents. The Board of Directors may assign to any Vice-President the title of Executive Vice-President or any other title selected by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the duties of the President shall be performed by the Executive Vice-President, if any (and, in the event there be more than one person in such office, in the order of their length of time spent in such office), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.9 General Counsel. The General Counsel shall be the chief legal officer of the Corporation, and shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors.

Section 5.10. Other Duties and Authorities. In addition to the foregoing especially enumerated powers and duties, and the powers and duties as generally pertain to their respective offices, each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors or any duly authorized committee thereof.

Section 5.11. Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any other person whom it may select. The Board of Directors also shall have the authority to delegate to the Chairman of the Board, the President or any other officer of the Corporation, from time to time, the power to designate and appoint any other or additional officers of the Corporation and to vest in such other or additional officers such powers and duties as shall be consistent with such delegation by the Board of Directors.

Section 5.12. Removal. Any officer or agent elected by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors at any meeting with respect to which notice of such purpose has been given to the members thereof upon the majority vote of the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

Section 5.13. Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

SHARES

Section 6.1. Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved from time to time by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

Section 6.2. Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 6.3. Transfers of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, and only upon surrender for cancellation of the certificate or certificates representing the shares to be transferred or, in the case of a certificate alleged to have been lost, stolen, or destroyed, in accordance with the provisions of Section 6.5 of these Bylaws, accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder’s duly authorized attorney-in-fact and with all taxes on the transfer having been paid. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Section 6.4. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or agents and a registrar for the stock of the Corporation, and may require by resolution that all stock certificates must bear the signature of such transfer agent or agents and registrar or registrars.

Section 6.5. Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

Section 6.6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken.

Section 6.7. Record Date if None Fixed. If no record date is fixed, as provided in Section 6.6 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders’ meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS

Section 7.1. Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Code any individual made a party to a proceeding or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) because he or she is or was a Director, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the maximum extent permitted by, and in the manner provide by the Code, if he or she acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that the conduct was in the best interests of the Corporation; (b) in all other cases, that the conduct was at least not opposed to the best interests of the Corporation; or (c) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his conduct was unlawful.

Section 7.2. Permissive Indemnification. The Corporation shall be authorized to indemnify to the fullest extent permitted by the Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) because he or she is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the maximum extent permitted by, and in the manner provide by the Code, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 7.3. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director, or a person who was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an officer, employee or agent of the Corporation who is a party to a proceeding, in each case in advance of disposition of a proceeding if:

(a)	Such person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

(b)	Such person furnishes the Corporation a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Section 7.3.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of the Director or officer, employee or agent but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 7.4. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 7.5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder or any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on the checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

Section 8.2. Seal. The seal of the Corporation shall be as follows or as otherwise may be approved by the Board of Directors from time to time:

The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or an Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

Section 8.3. Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

Section 8.4. Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined shall begin on the first day of January in each year and shall end on the last day of December in the same year.

Section 8.5. Execution of Documents. No attestation by the Secretary or an Assistant Secretary shall be necessary to make any contract, conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these Bylaws.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.1. Amendment. The Board of Directors may amend or repeal these Bylaws or adopt new bylaws by the affirmative vote of a majority of all Directors then holding office, (a) except to the extent the Articles of Incorporation or the Code reserves such power exclusively to the shareholders, or (b) unless the shareholders in adopting, amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these Bylaws or adopt new Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.